                                                                 Exhibit 10.18


                                      LEASE

         1. PARTIES. ROBERT A. JONES, and K. GEORGE NAJARIAN, as they are Trustees of ATHENAEUM REALTY NOMINEE TRUST, under a Declaration of Trust dated October 3, 1990 and not individually, ("LESSOR") , which expression shall include their successors and assigns where the context so permits, do hereby lease to LeukoSite, Inc., a Delaware corporation, ("LESSEE") which expression shall include its successors and assigns, and the LESSEE hereby leases and shall peaceably hold and enjoy the following described premises:

         2. LEASED PREMISES. On the Commencement Date, or such earlier date as LESSEE shall take occupancy thereof, the "Leased Premises" shall consist of a portion of the basement, first, and second floor in the building located at 215 First Street, Cambridge, Massachusetts, (the "Building") which basement space contains two hundred (200) rentable square feet more or less, which first floor space contains twelve thousand eight hundred ninety eight (12,898) rentable square feet, more or less, and which second floor space contains eleven thousand three hundred seventy (11,370) rentable square feet, more or less, as outlined on the sketch contained in Exhibit Al (herein called the "Leased Premises").

         The Leased Premises shall have as appurtenant thereto: (a) the right to use in common with others entitled thereto, the entrances, lobbies, hallways, stairways, walkways, sidewalks, driveways, loading docks, elevators and other common facilities in the Building necessary for access to and enjoyment of the Leased Premises, or portion, and (b) the pipes, conduits, wires, and appurtenant equipment serving the Leased
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                                      -2-


Premises, or portion thereof, in common with other portions of the Building subject, however, to the following rights which are expressly excepted and reserved by LESSOR: (i) the right, from time to time, to install, maintain, use, repair, relocate, place and replace utility lines, pipes, ducts, conduits, wires, gas, electric, or any other meters and fixtures located on or passing through any portion of the Leased Premises to serve other portions of the LESSOR's property of which the Leased Premises, or a portion thereof, are a part; (ii) the right to enter into upon and across any portion of the Leased Premises to exercise any reserved right of LESSOR hereunder; and (iii) the right from time to time to make alterations or additions to the Building, and to permit others to do so from time to time all as LESSOR may determine in its sole discretion, and without LESSEE's consent in any instance; any such alterations or additions or construction being performed in a manner so as not unreasonably to interfere with the LESSEE's use and occupancy of the Leased Premises with any construction, alteration or addition of the Leased Premises to be, except in the case of an emergency, performed after normal business hours.

         Subject to LESSOR's reserved rights specified above, there shall be appurtenant to the Leased Premises the right to park two (2) passenger motor vehicles per 1,000 feet of occupied square feet in the open, uncovered, parking areas as shown on Exhibit B. LESSOR reserves the right to designate the locations of the spaces to be utilized for such parking rights by written notice to LESSEE, and to change the location of any or all of such spaces by notice to LESSEE at any time and from time to time as LESSOR shall solely determine. The parking spaces provided hereunder need not be contiguous.
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                                      -3-


         3.1 TERM. The term (the "term") of this Lease shall be for a period of five (5) years following the "Commencement Date". The "Commencement Date" shall be that date which is six months after the date upon which this Lease is executed ("Lease Execution Date"), but, in no event later than December 1, 1994.

         As soon as may be convenient after the Commencement Date has been determined, the LESSOR and the LESSEE agree to join with each other in the execution, in recordable form, of a written declaration in which the Commencement Date shall be stated.

         3.1.1. EARLY OCCUPANCY. In the event a portion of the Leased Premises are substantially completed and ready for occupancy and LESSEE shall have given notice to LESSOR thereof, then LESSEE shall have the right to commence use and occupancy of such portion of the Leased Premises subject to the terms and conditions of this Lease. During the period of such partial use and occupancy, LESSEE shall perform, comply with and abide by all of its obligations, undertakings and covenants as if, and to the same extent, as though the term had commenced; however, no obligation to pay Base Rent or Rent Adjustments, including tax payments shall accrue until the Commencement Date.

         3.2 CONDITION OF THE PREMISES. The Premises shall be delivered to the LESSEE in their present "as is" condition, broom clean and free of any tenants on the Lease Execution Date. LESSOR makes no representations or warranties concerning the suitability of the Leased Premises for LESSEE's purposes.

         3.3 COMPLETION OF IMPROVEMENTS. The Leased Premises shall be considered "ready for occupancy" on the date upon which the
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                                      -4-


improvements to be constructed by the LESSEE with respect to 9,398 square feet of the first floor and 7,870 square feet of the second floor of the Leased Premises (hereinafter "Tenant Improvement Work") are substantially completed. The Leased Premises shall be deemed substantially completed notwithstanding the completion of work and adjustment of equipment and fixtures or minor items of uncompleted work (so-called "punch list" work items) remain to be done, if such work can be completed after occupancy has been taken without causing unreasonable interference with LESSEE's use of the Leased Premises.

         On or before July 15, 1994, LESSEE shall provide to LESSOR complete design development drawings and specifications for all Tenant Improvement Work (the "Plans") . The Plans shall include all alterations, additions, equipment and fixtures to be performed, constructed and installed in the Leased Premises. The Plans shall require use of new materials of good quality, and all construction shall be in compliance with applicable laws, ordinances, orders and regulations of governmental authorities and with requirements of LESSOR's insurance underwriters.

         Within five (5) business days of receipt of the Plans, the LESSOR shall either approve said plans, which approval shall not be unreasonably withheld or shall indicate in writing to LESSEE the specific reasons for not approving LESSEE's plans. Within the succeeding ten (10) business days, LESSEE shall correct the deficiencies noted and return the revised Plans to LESSOR for approval. once approved, LESSEE's Plans may not be modified in any material respect except with LESSOR's further approval. LESSOR's approval of the Plans shall not constitute an acknowledgment that work done in conformity therewith will so comply, and LESSEE shall be solely responsible for modifications to the Plans
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                                      -5-


required by any governmental agency or LESSOR's insurance underwriters.

         3.3.1 LESSEE'S CONTRACTOR. LESSEE shall arrange with its own general contractor to perform the work shown on the approved LESSEE's Plans. The identity of LESSEE's contractor shall be subject to LESSOR's prior approval (approval not to be unreasonably withheld or delayed). LESSEE shall procure and convey to LESSOR all necessary governmental approvals, including, without limitation, building and occupancy permits and all applicable approvals relative to electrical, gas, water, heating and cooling, and telephone work, before undertaking any work. LESSEE shall perform all work at its risk in a good and workmanlike manner in accordance with LESSEE's approved Plans employing new materials of good quality with interior finishes being at least equal to the other parts of the Leased Premises. LESSEE shall furnish all ramps, chutes, coverings, and the like necessary to protect other parts of the Building from damage during the performance of the Tenant Improvement work shown on the Plans. Any resulting damage to other parts of the Building shall be repaired by LESSOR at LESSEE's expense, reimbursement to be made promptly and deemed additional rent. The performance of the Tenant Improvement Work shown on the Plans shall be coordinated with all reasonable regulations of LESSOR with respect to the performance of other work in the Building and the requirements of other occupants thereof.

         When any LESSEE Tenant Improvement Work is in progress, LESSEE shall maintain or cause its contractor to maintain workmen's compensation insurance required by law covering all persons employed in such Tenant Improvement Work and such other insurance as may be
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                                      -6-


required by LESSOR covering the additional hazards due to such Tenant Improvement Work, in each case for the benefit of LESSOR and such additional parties as LESSOR shall require. it shall be a condition of LESSOR's approval of any plans for LESSEE's Work that certificates of such insurance shall have been deposited with LESSOR. Prior to performing any work in the Building, LESSEE's contractor shall obtain and file a statutory lien bond protecting the Building and all ownership interests therein against the imposition of liens by contractors, subcontractors, material suppliers and laborers.

         3.3.2. COMPLIANCE WITH LEASE. Prior to the Commencement Date, LESSEE shall cause its employees, agents, contractors, subcontractors, material suppliers and laborers to observe and perform all of LESSEE's obligations under this Lease excepting only the obligations to pay Base Rent and additional rent and other charges and excepting further the other obligations in the Lease, the performance of which would be clearly incompatible with construction and the installation of furnishings fixtures and equipment pursuant herein.

         3.3.3 FIRST AND SECOND FLOOR TENANT IMPROVEMENT WORK. At least sixty
(60) days prior to occupying and at least thirty (30) days prior to commencing construction in the Supplemental Space, LESSEE shall provide to LESSOR complete construction drawings and specifications for all Tenant Improvement Work for the three thousand five hundred square feet on the first floor and three thousand five hundred square feet on the second floor shown crosshatched on Exhibit Al, (hereinafter the "Supplemental Spaces" and the tenant improvement work hereinafter defined as the "Supplemental Space Tenant Improvement Work"). The provisions of Paragraph 3.3, relating to the definition of
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                                      -7-


substantial completion and the Plan approval mechanism and 3.3.1, as they relate to the contractor for the Supplemental Space, shall also apply to the Supplemental Space Tenant Improvement Work.

         3.4 FINANCING OF TENANT IMPROVEMENT WORK. LESSOR has agreed to finance two hundred fifty thousand ($250,000.00) dollars "*of the tenant improvement work referenced in Paragraph 3.3 (Lessor's Contribution) . Any and all other costs and expenses over and above $250,000.00 shall be the sole and exclusive responsibility Of LESSEE. LESSEE shall submit to LESSOR such reasonable documentation, including financial statements, as LESSOR deems necessary to assure LESSOR of LESSEE's ability to fund its portion of the tenant improvement buildout costs.

         Disbursement of Landlord's Contribution shall be subject to such reasonable conditions, including but not limited to processing time and inspections, which may be imposed by LESSOR's lender. Payment of LESSEE's contractors will be on a pro-rata basis, that is proportional between LESSOR and LESSEE in the same percentage that Landlord's Contribution bears to the total construction contract for the Tenant Improvement Work. In no event shall LESSOR be responsible for contributing more than $250,000 toward the Tenant Improvement Work. LESSOR shall not be obligated to make its pro-rata contribution unless and until the contractor' s invoice has been approved by LESSEE and LESSEE has provided LESSOR with evidence of its payment to the contractor for its pro-rata obligation.

         4. RENT. LESSEE covenants and agrees to pay to LESSOR annual base rent ("Base Rent") in the amounts set forth or provided for below, by equal payments of one-twelfth of such annual rate on the first
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                                      -8-


day of each calendar month in advance, the first monthly payment to be made on the Commencement Date, and by payment in advance of a pro-rata portion of a monthly payment for any portion of a month at the beginning or end of the term; all payments to be made to LESSOR or such agent, and at such place, as LESSOR shall from time to time in writing designate, the following being now so designated:

                           ATHENAEUM REALTY NOMINEE TRUST
                           THE ATHENAEUM GROUP
                           215 First Street
                           Cambridge, MA 02142

         During the first twenty one months of the Term the annual Base Rent shall be $83.33 per month (calculated as 200 square feet in the basement multiplied by $5.00 per square foot with no Base Rent for the first floor or second floor space and no outdoor Parking rent for the parking spaces otherwise available to LESSEE under Paragraph 2).

         The Base Rent for the twenty second month of the Term shall be the sum of the following:

         (i) $12,458.73 (calculated as one twelfth of the Annual Base Rent for 9,398 square feet on the first floor and 7,870 square feet on the second floor multiplied by $8.60 per square foot, and 200 square feet in the basement multiplied by $5.00 per square foot, with no Base Rent for the Supplemental Space); plus

         (ii) the annual fair rental value of the parking spaces made available to LESSEE, all to be reasonably determined by LESSOR ("Outdoor Parking"); it being expressly understood and agreed to by the parties that the first five (5) spaces taken by LESSEE shall be at no cost or charge to LESSEE.
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         The annual Base Rent for the twenty third and twenty fourth months of the Term shall be the sum of the following:

         (i) $33,612.03 per month (calculated as one twelfth of the Annual Base Rent for 9,398 square feet on the first floor and 7,870 square feet on the second floor multiplied by $23.30 per square foot, and 200 square feet in the basement multiplied by $5.00 per square foot, with no Base Rent for the Supplemental Space; plus

         (ii) the annual fair rental value of the parking spaces made available to LESSEE, all to be reasonably determined by LESSOR ("Outdoor Parking"); it being expressly understood and agreed by the parties that the first five (5) spaces taken by LESSEE shall be at no cost or charge to LESSEE.

         The annual Base Rent for the third year of the Term, shall be the sum of the following:

         (i) $420,612.40 per year; (calculated as 9,398 square feet on the first floor and 7,870 square feet on the second floor multiplied by $24.30 per square foot, with no Base Rent for the Supplemental Space, plus 200 square feet in the basement multiplied by $5.00 per square foot; plus

         (ii) the annual fair rental value of the parking spaces made available to LESSEE, all to be reasonably determined by LESSOR ("Outdoor Parking") ; it being expressly understood and agreed to by the parties that the first five (5) spaces taken shall be at no cost or charge to LESSEE.

         The Annual Base Rent for the fourth and fifth years of the Term, shall be the sum of the following:

         (i) $572,050.40 per year (calculated as 9,398 square feet on the first floor and 7,870 square feet on the second floor multiplied by $27.80
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per square foot, plus the Supplemental Space multiplied by $13.00 per square feet of foot, plus 200 square feet in the basement multiplied by $5.00 per square foot; plus

         (ii) the annual fair rental value of the parking space made available to LESSEE, all to be reasonably determined by LESSOR ("Outdoor Parking"), it being expressly understood and agreed to by the parties that the first five (5) spaces taken shall be at no cost or charge to LESSEE.

         Notwithstanding the foregoing, if LESSEE expands into the Supplemental Space prior to the fourth year of the Lease Term, LESSEE shall pay Base Rent equal to $11.00 per square foot on an annualized basis. As set forth herein, LESSEE shall provide LESSOR with at least sixty days notice of its intention to occupy the Supplemental Space and the Base Rent allocable to the Supplemental Space shall be due and payable as of that date which is the earlier of (i) the sixtieth day after LESSEE's notice to LESSOR or (ii) that date upon which the Supplemental Space is ready for occupancy.

         Further, LESSOR agrees that it shall employ only one announced fair rental parking value at any particular time during the term of the Lease for the tenants of the Building, exclusive of any rental concessions it may grant tenants. LESSOR reserves the right to change the announced fair rental parking value as it deems reasonably necessary.

         5.   RENT ADJUSTMENTS.

         5.1. RENT ADJUSTMENT - COMMON AREA OPERATING EXPENSES FOR THE BUILDING. Commencing as of the Commencement Date and with respect to any calendar year falling within the term, or fraction of a calendar year at the beginning or end of the
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                                      -11-


term, the LESSEE shall pay to the LESSOR, as additional rent, the "LESSEE'S Proportionate Building Share" (defined below) of operating expenses attributable to the Building PICAO Building"). CAO Building shall include, but is not limited to, the following: all costs and expenses incurred by the LESSOR in connection with the insurance, operation, repair, maintenance and cleaning of or for the Building and heating, plumbing, elevators, electrical, air-conditioning and other systems, thereof, trash removal, janitorial services, security systems, landscaping and lawn care services, walkway, driveway, parking and common entryway upkeep, paving, snowplowing, snow and ice removal and general expenses incurred by the LESSOR in connection with the insurance, operation and maintenance of the Building, to keep the same in safe, secure condition but excluding any management fee to affiliated entities or capital improvements performed by LESSOR to the Building.

         LESSEE'S Proportionate Building Share shall be that percentage, which is equal to the ratio of the square footage of space constituting the Leased Premises to the aggregate square footage of space in the Building. Provided LESSEE is not then occupying the Supplemental Space, LESSEE's Proportionate Building Share during the first two years of the Lease Term shall be 6.04%. From the earlier of (i) the Third Year of the Lease Term or (ii) LESSEE's full occupancy of the Supplemental Space, LESSEE's Proportionate Building Share shall be 8.59%.

         5.2 MONTHLY PAYMENTS. Beginning with the calendar year in which the Commencement Date occurs, and in subsequent years during the term of this Lease, the LESSEE shall pay to the LESSOR pro rata monthly installments of amounts due under Paragraphs 5.1 on account of projected CAO Building Expenses for such year, calculated by the
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                                      -12-


LESSOR on the basis of the best and most recent budget or data available. Appropriate adjustments of estimated amounts shall be made between LESSOR and LESSEE promptly after the close of each calendar year to account for actual CAO Building Expenses for such year, except that LESSOR may at its option, credit any amounts due from it to LESSEE as provided above against any sums then due from LESSEE to LESSOR under this Lease. The balance of any amounts due shall be paid within twenty (20) days after written notice thereof.

         5.3.   RENT ADJUSTMENT - TAXES.

         5.3.1. LESSOR TO PAY TAXES. The LESSOR shall be responsible for the payment, before the same becomes delinquent, of all general and special taxes of every kind and nature, including assessments for local improvements, and other governmental charges which may be lawfully charged, assessed or imposed (herein collectively called the "Taxes") upon the Building.

         If at any time during the term the present system of ad valorem taxation of real property shall be changed to that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on LESSOR a capital levy or other tax on he gross rents received with respect to the
Building or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges to the extent so measured or based, shall be deemed to be included within the term "Taxes" but only to the extent that the same would be payable if the Building were the only property of LESSOR.
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         5.3.2. LESSEE'S SHARE OF TAXES. Commencing as of the Commencement Date,
the LESSEE shall pay to the LESSOR, as additional rent, LESSEE'S applicable Proportionate Building Share of that portion of the Taxes attributable to the Building.

         5.3.3. RENT ADJUSTMENT-PAYMENT. Beginning with the calendar year in which the Commencement Date occurs and in subsequent years during the term of this Lease, LESSEE shall pay to the LESSOR monthly installments of one-twelfth of the amounts due to LESSOR under Paragraphs 5.3.1 and 5.3.2 on account of projected Taxes for such year, calculated by the LESSOR on the basis of the best and most recent data available as set forth in a statement from LESSOR (and, when available, based upon the real estate tax bill covering any such period) . Appropriate adjustments of estimated amounts shall be made between LESSOR and LESSEE promptly after LESSOR shall have received the tax bill covering any such period.

         5.3.4. TAX ADJUSTMENT. If the LESSOR or any other tenant (excluding LESSEE) in the Building shall construct an addition to the Building, or construct improvements within the Building of unusual value so as to result in an increase in Taxes over the Taxes which would have been assessed to that Building but for such construction, there shall not be included in Taxes for purposes of this Lease the amount of such increase in Taxes unless such additions or improvements directly benefit the LESSEE. If the LESSEE, or the LESSOR at the direction of the LESSEE, shall construct improvements within the Leased Premises, or any part thereof, of unusual value (other than the Tenant Improvement Work or Supplemental Space Tenant Improvement Work) so as to result in an increase in Taxes over the Taxes which would have been assessed to
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                                      -14-


the Building, or part, but for such unusually valuable improvements, the LESSEE shall be responsible for the payment of the full amount of such increase.

         6. UTILITIES AND OTHER SERVICES. (a) Commencing on the date of execution of this Lease, the LESSEE shall pay for all gas, electricity, water and sewer and any other utilities separately metered or sub-metered to the Leased Premises. The LESSEE shall be responsible for all utility company deposits applicable to the supply of such services to the Leased Premises. To the extent not separately metered, LESSEE shall be responsible for the payment of its proportionate share of all gas, electricity, water and sewer. use and any other utilities not separately metered or sub-metered to the Leased Premises all as reasonably determined by LESSOR. Upon request by the LESSOR, the LESSEE shall provide the LESSOR with evidence of payment of such charges to the utility supplier. LESSEE shall defend, indemnify and hold LESSOR harmless from and against any claim or liability arising from such charges made by any such utility supplier for which LESSEE is responsible.

         (b) LESSOR agrees to furnish reasonable heat to the stairways, elevators and other common areas in the Building, or portions thereof, as necessary for comfortable occupancy and to provide lighting to passageways and stairways and all parking areas and walkways providing access from the Building to the parking area in the evening and to furnish ordinary repairs and cleaning of the common areas and facilities of the Building and removal of snow and ice reasonably promptly after snowfall and ice accumulation have ended to all walkways, access ways and approaches to the Building and the parking facility as is customary in or about similar buildings in Cambridge. LESSOR shall not be liable to LESSEE for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of LESSOR or its agents entering the Leased Premises, or for LESSEE's repairing the Leased Premises if such repair is not performed by LESSOR, or for making repairs or renovations to any portion of the Building, however the necessity may occur. In case LESSOR is prevented or delayed from making any such repairs or alterations, or supplying the utilities or services provided for herein, or performing any other covenant or duty to be performed on LESSOR's part, by reason of any cause beyond LESSOR's control, LESSOR shall not be liable to LESSEE therefor, nor shall LESSEE be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in LESSEE's favor that such failure constitutes actual or constructive, total or partial, eviction from the Leased Premises, or any portion thereof. LESSOR reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed. LESSOR agreeing to use reasonable due diligence to restore any such service or utility service.

         7. USE OF LEASED PREMISES. The LESSEE may use the Leased Premises only for the purpose of general office, laboratory, research and development, including pharmaceutical research and development and such other accessory uses incidental thereto to the extent such accessory use is not otherwise violative of the uses permitted under the Cambridge Zoning Act.

         8. COMPLIANCE WITH LAWS.. The LESSEE acknowledges that no trade or occupation shall be conducted in the Leased Premises or use made thereof which shall be unlawful, improper, noisy or offensive, or be contrary to any law or any municipal by-law or ordinance in force in the City of Cambridge. LESSEE shall keep the Leased Premises equipped with all safety appliances and shall procure and keep in force all licenses and permits required by law or ordinance of any public authority because of the uses made of the Leased Premises by LESSEE and shall maintain in good condition on the Leased Premises all safety and fire protection devices required by the Board of Fire Underwriters, or other body having similar functions, and of every insurance company and policy by which LESSOR or LESSEE is insured. If any use of the Leased Premises results in the cancellation of any insurances carried by LESSOR, or increases the cost thereof, the LESSEE shall on demand reimburse the LESSOR all extra insurance premiums incurred as a result of such use of the Leased Premises by the LESSEE.

         9. RISK OF LOSS OF PERSONAL EFFECTS. LESSEE acknowledges and agrees that all of the furnishings, equipment, effects and property of LESSEE and of all persons claiming by, through or under LESSEE which may be on the Leased Premises or elsewhere in the Building, shall be at the sole risk and hazard of LESSEE and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by LESSOR, unless arising from any injury, loss, damage or liability caused by LESSOR's gross negligence or willful misconduct.

         9A. INSURANCE - WAIVER OF SUBROGATION. LESSOR agrees to LESSOR agrees to keep the Building and LESSEE agrees to keep the Leased Premises, and all equipment, machinery and fixtures therein insured in amounts equal to the actual cash value of the same, against fire and other perils included in a standard extended coverage endorsement, and against breakdown of boilers and other machinery and equipment, and LESSEE agrees to procure and keep in force comprehensive general liability insurance indemnifying LESSEE against all claims and damages for any injury to or death of person or damage to property which may be claimed to have occurred upon or to have been caused by activities or conditions within the Leased Premises and indemnifying LESSOR to the extent any such claims and demands are the responsibility or obligation of LESSEE pursuant to this Lease or as a matter of law, in amounts not less than $1,000,000 for property damage, $500,000 for injury or death of one person, and $1,000,000 for injury or death of more than one person in a single accident. LESSOR agrees to maintain insurance for the full replacement cost value of the Building.

         All insurance required hereunder shall be written by insurance carriers qualified to do business and in good standing in Massachusetts and approved by LESSOR, which approval shall not be unreasonably withheld. All policies of insurance shall name LESSOR and LESSEE as the insured parties. Each required policy of insurance shall provide that, notwithstanding any act or omission of LESSEE which might otherwise result in forfeiture of said insurance: (A) it shall not be cancelled nor its coverage reduced without at least ten (10) days prior written notice to each insured named therein, and (B) any proceeds shall be first payable to LESSOR or to the holder of any mortgage encumbering the Leased Premises as their respective interests may appear.

         As of the commencement of the term hereof, and thereafter not less than fifteen (15) days prior to the expiration dates of, the expiring policies, the original policies to be obtained by LESSEE hereto issued by the respective insurers or certificates thereof including photocopies of the original policies, shall be delivered to LESSOR.

         Any insurance carried by either party with respect to the Leased Premises or property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury of loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

         10. MAINTENANCE OF LEASED PREMISES. The LESSEE agrees to maintain the Leased Premises in the same condition as they are at the commencement of the term or as they may be put in during the term of this Lease, reasonable wear and tear, damage by fire, other casualty and eminent domain, and matters for which the LESSOR is responsible hereunder only excepted, to provide its own interior janitorial service, to install and maintain its own security system as it considers appropriate and, whenever necessary, to replace plate glass and other glass therein with that of the same quality as that damaged or injured. LESSEE shall be responsible for the costs of maintaining the HVAC System servicing the Leased Premises, and shall be responsible for all repairs and replacements to said system. The LESSEE shall not permit the Leased Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. LESSEE shall obtain written consent of LESSOR before erecting any sign on or about the Leased Premises, which consent shall not be unreasonably withheld or delayed. LESSEE further covenants and agrees: to take all reasonably necessary actions to insure that smoke, fumes, vapors and odors will not permeate any building containing the Leased Premises and will be removed only through the exhaust and ventilating system servicing the Leased Premises; to keep the Leased Premises free of pests, roaches and vermin; to keep all trash garbage and debris stored on the Leased Premises (and not in any other portions of the Building) in adequate covered containers, approved by LESSOR and placed in locations or areas approved by LESSOR in writing and to arrange for the regular removal thereof once each day; to provide for the frequent and adequate cleaning of the Leased Premises and all walls, floors, fixtures and equipment therein consistent with its use. LESSOR shall maintain in good condition the structural elements and the roof of the Building, the mechanical equipment and systems in the Building (other than such equipment and systems which are located within or exclusively serve the Leased Premises, and other than LESSEE's maintenance obligations otherwise provided herein), and the common areas of the Building. LESSOR shall provide for the benefit of LESSEE adequate internal signage identifying LESSEE's location within the Building. LESSEE shall pay its proportionate share for these expenses and services as set out in paragraph 5 above.

         LESSEE shall be responsible for compliance with the Americans With Disabilities Act within the Leased Premises. LESSOR shall be responsible for compliance with the Americans With Disabilities Act in the common areas of the Building.

         11. ALTERATIONS - ADDITIONS. other than the Tenant Improvement Work and Supplemental Space Tenant Improvement Work governed by the applicable provisions of Paragraph 3 of this Lease, the LESSEE shall not make structural alterations or additions to the Leased Premises, but may make non-structural alterations and improvements, provided the LESSOR consents thereto in advance in writing in each instance, which consent shall not be unreasonably withheld or delayed provided that LESSOR is furnished with detailed plans and specifications reasonably approved by LESSOR. All such allowed alterations or additions shall be at LESSEE's expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanics' liens or similar liens, to remain upon the Leased Premises for labor and materials furnished to LESSEE or claimed to have been furnished to LESSEE in connection with the work of the any character performed or claimed to have been performed at the direction of LESSEE, and shall cause any such lien to be released of record forthwith without cost to LESSOR. Any alterations, additions or improvements made by the LESSEE, except for moveable partitions and furnishings, installed at the LESSEE'S cost, shall become the property of the LESSOR at the termination of the Lease as provided herein.

         With respect to all such LESSEE work, LESSEE further, agrees as follows: that such work shall commence only after all required municipal and other governmental permits and authorizations have been obtained (the LESSOR agreeing, if requested by LESSEE, to join in any application therefor at the LESSEE's expense) and all such work shall be done in a good and workmanlike manner in compliance with building and zoning laws and with all other laws, ordinances, regulations and requirements of all federal, state and municipal agencies, and in accordance with the requirements and policies issued by any insurer of LESSOR or LESSEE; that all such work shall be prosecuted with reasonable dispatch to completion; that at all times when any such work is in progress, LESSEE shall maintain or cause to be maintained adequate workmen's compensation insurance for those employed in connection therewith with respect to whom death or injury claims could be asserted against LESSOR, the LESSEE or the Leased Premises and comprehensive general liability or builder's risk insurance (for mutual benefit of LESSEE and LESSOR) in coverages reasonably approved by LESSOR; and that all such work of LESSEE shall be coordinated with any work being performed by LESSOR and other tenants of the building in which the work is taking place in such manner as to maintain harmonious labor relations and not to interfere with the operation of the Building or the construction work of others.

         12. ASSIGNMENT - SUBLETTING. The LESSEE shall not assign or sublet the whole or any part of the Leased Premises without the LESSOR's prior written consent, which consent shall not be unreasonably withheld or delayed. LESSEE shall be entitled to assign this Lease to any entity controlled by, or under common control with LESSEE, and to any entity acquiring substantially all of the assets of LESSEE, in all such case without the consent of LESSOR. Notwithstanding such consent or permitted assignment, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of his Lease (which following assignment shall be joint and several with assignee).

         12A. QUIET ENJOYMENT, COVENANT OF TITLE. The LESSEE, on paying the rent and other charges hereunder, as and when the same shall become due and payable and observing and performing the covenants, conditions and agreements contained in this Lease on the part of the LESSEE to be observed and performed, all as herein provided, shall and may lawfully, peaceably and quietly have, hold and enjoy the Leased Premises during the term, subject to all of the terms and provisions hereof, without hindrance, ejection or disturbance by the LESSOR or by any person or persons claiming by, through or under the LESSOR or by anyone claiming paramount title.

         13. SUBORDINATION. The Lease and LESSEE's interest hereunder, subject to the provisions of this Paragraph 13, shall be subordinate to the lien of any present or future mortgage or mortgages upon the Leased Premises or any property of which the Leased Premises are a part, irrespective of the time of execution or the time of recording of any such mortgage or mortgages, and to each advance made or to be made thereunder and to all renewals, modifications, consolidations, and extensions thereof, and all substitutions therefor. Any subordination of this Lease pursuant to the provisions of this Paragraph 13 is made and granted upon the condition that, in the event of any entry by the holder of any such to foreclose, a default under any such mortgage, a foreclosure of any such mortgage of LESSOR'S interest under this Lease or in the Leased Premises through foreclosure or otherwise, the LESSEE shall (provided the LESSEE is not then in default beyond any applicable cure period) peaceably hold and enjoy the Leased Premises as a lessee of such holder, during the term upon the terms, covenants and conditions as set forth in this Lease without any hindrance or interruption from such holder. In the event of such entry, foreclosure, acquisition or other action by such holder, LESSEE shall recognize the holder of the mortgage with respect to which such action is taken as the LESSOR under this Lease. As used in this Paragraph 13, the word "holder" includes any person claiming through or under any such mortgage, including any purchaser at a foreclosure sale, and the word "LESSEE" shall include LESSEE'S successors and assigns. The word "mortgage" as used in this Paragraph shall mean mortgages, deeds of trust, and other similar instruments held by any institutional lender and all modifications, extensions, renewals and replacements thereof. This Paragraph 13 is self-operative, and no further instrument of subordination shall be required.

         Notwithstanding the self-operative effect of this Paragraph 13, the LESSEE agrees to execute such further documents in recordable form as the LESSOR or any lender may reasonably require, consistent with the terms of this Paragraph 13 and 21. Should the LESSEE fail to execute and deliver to the LESSOR any such document within twenty (20) days of a written notice requesting the LESSEE to execute and deliver such document, (which request in order to be effective must contain copies of all documents necessary for LESSEE to review in order to execute such subordination document, including without limitation, copies of any security and financing documents, appropriately redacted, which are the subject of such subordination document), LESSEE shall pay to LESSOR (as liquidated damages and not as a penalty) the sum of $500.00 per day for each day after such twentieth (20th) day during which such failure to deliver such instrument continues.

         14. LESSOR'S ACCESS. The LESSOR or agents of the LESSOR may, at reasonable times and upon reasonable prior notice to the

LESSEE, enter to view the Leased Premises or any part thereof and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations which LESSOR may deem necessary or desirable and, at LESSEE's expense, to remove any alterations, additions, signs, or other improvements made by LESSEE, and not consented to by LESSOR; to show the Leased Premises to others with reasonable prior notice, in a manner so as not to unreasonably interfere with the normal conduct of the LESSEE'S business, at any time within the four
(4) month period prior to the Expiration of the term.

         15. INDEMNIFICATION AND LIABILITY. The LESSEE shall defend, save harmless and indemnify LESSOR from any claims of liability for injury, loss, accident or damage to any person or property while on the Leased Premises, if not due to the negligence or willful misconduct of LESSOR, or LESSOR's employees or agents, and to any person or property anywhere occasioned by any omission, fault, negligence or other misconduct of LESSEE and persons for whose conduct LESSEE is legally responsible.

         16. HOLDING OVER. LESSEE agrees to pay to LESSOR one and one-half times the total of the Base rent set forth in Paragraph 4 in effect for the period immediately prior to LESSEE's holding over and one and one-half times the additional rent provided for under this Lease then applicable for each month or portion thereof LESSEE shall retain possession of the Leased Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and also to pay all damages sustained by LESSOR on account thereof; the provisions of this paragraph shall not operate as a waiver by LESSOR of any right of re-entry provided in this Lease.

         16A. FURTHER LESSEE COVENANTS. LESSEE further covenants and agrees during the term and such further time as LESSEE holds any part of the Leased
Premises:

         (a) to pay when due all rent and other sums herein specified, without offset, deduction or counterclaim except as otherwise specifically provided in this Lease;

         (b) not to obstruct in any manner any portion of any building not hereby leased or the sidewalks or approaches to such building or any inside windows or doors;

         (c) that neither the original LESSOR nor any successor LESSOR who or which is a trustee or a partnership, nor any beneficiary of the original LESSOR or any successor LESSOR nor any partner, general or limited, of such partnership shall be personally liable under any term, condition, covenant, obligation or agreement expressed herein or implied hereunder or for any claim or damage or cause at law or in equity arising out of the occupancy of the Leased Premises or the use or maintenance of the Building and LESSEE specifically agrees to look solely to the LESSOR's interest in the Building for the recovery of any judgment against LESSOR; and

         (d) if any payment of rent or other sums due hereunder is not paid when due, LESSEE shall pay to LESSOR a late charge equal to five (5k) percent of the unpaid amount per month, or part thereof, that such amount remains unpaid.

         17. FIRE, CASUALTY.

         17.1 DEFINITION OF "SUBSTANTIAL DAMAGE" AND "PARTIAL DAMAGE". The term "substantial damage", as used herein, shall refer to damage which is of such a character that the same cannot, in ordinary course, be expected to be repaired within ninety (90) calendar days from the time that such repair work would commence. Any damage which is not "substantial damage" is "partial damage". In the event of substantial damage to the Building, the LESSOR shall notify the LESSEE as soon as is practicable and in no event later than thirty (30) days after such damage of LESSOR'S estimated time for repair of such damage.

         17.2. PARTIAL DAMAGE TO THE BUILDING. If during the Lease Term there shall be partial damage to the Building by fire or other casualty and if such damage shall materially interfere with -'*the LESSEE's use of the Leased Premises as contemplated by this Lease, the LESSOR shall, to the extent insurance proceeds are available to LESSOR, promptly proceed to restore the Building to substantially the condition in which it was immediately prior to the occurrence of such damage. Notwithstanding the foregoing, if there shall be partial damage to the Building, and if such damage shall materially interfere with LESSEE's use of the Leased Premises as contemplated by this Lease occurring during the last twelve (12) months of the Lease Term of such a character that the same cannot, in ordinary course, be expected to be repaired within thirty
(30) days from the time such repair work would begin, the LESSOR may, within ten
(10) days of the date of such damage, elect to terminate this Lease. If such election is not made, the LESSOR shall promptly proceed with such restoration.

         17.3. SUBSTANTIAL DAMAGE TO THE BUILDING. If during the Lease Term there shall be substantial damage to the Building by fire or other casualty and if such damage shall materially interfere with the LESSEE'S use of the Leased Premises as contemplated by this Lease, the LESSOR shall, to the extent insurance proceeds are available to LESSOR, promptly restore the Building to an architectural unit that is not less suitable than that which existed prior to such fire or casualty, unless the LESSOR or the LESSEE, within thirty (30) days after the occurrence of such damage, shall give notice to the other of its election to terminate this Lease. If at any time during such thirty (30) day period the LESSOR notifies the LESSEE of its intention to restore the Building, the LESSEE must then give notice to the Lessor, within ten (10) days of its receipt of the LESSOR'S notice of intention to restore the Building, as to whether the LESSEE will elect to terminate the Lease. Should the LESSEE fail to elect to terminate the Lease within such ten
(10) day period, the LESSEE'S right to terminate under this Paragraph 17.3 shall expire. If the LESSOR proceeds with the restoration of the Building and if such damage shall not have been repaired to the extent necessary for the LESSEE to resume its normal business operations at the Leased Premises by the end of the 180th day following the date of such fire or casualty, or if the Lessor shall fail diligently to cause such repair and restoration work to be performed then the LESSEE may, at any time thereafter while the damage remains unrepaired, terminate this Lease upon notice to the LESSOR. If the LESSOR or the LESSEE shall give such notice of termination, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

         17.4. ABATEMENT OF RENT. If during the Lease Term the Building shall be damaged by fire or casualty and if such damage shall materially interfere with the LESSEE'S use of the Leased Premises as contemplated by this Lease, a just proportionate amount of the rent and other charges payable by the LESSEE hereunder shall abate proportionately for the period in which, by reason of such damage, there is such interference with the LESSEE'S use of the Leased Premises.

         17A. EMINENT DOMAIN. If the Building is totally taken by condemnation or right of eminent domain, this Lease shall terminate as of the date of such taking. If the Building, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) physically unsuitable in the LESSEE'S reasonable judgment for the LESSEE'S purposes, shall be taken by condemnation or right of eminent domain (including a temporary taking in excess of 180 days), the LESSEE or the LESSOR shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than ten (10) days after the LESSEE has been deprived of possession.

         Should any part of the Building be so taken or condemned or receive such damage and should this Lease not be terminated in accordance with the foregoing provisions, the LESSOR shall, to the extent condemnation proceeds are available to LESSOR, promptly restore the Leased Premises to an architectural unit that is suitable to the uses of the LESSEE permitted hereunder.

         In the event of a taking described in this Paragraph 17A, the rent and other charges payable hereunder, or a fair and just proportion thereof according to the nature and extent of the loss of use shall be suspended or abated.

         The LESSOR reserves, and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the Leased Premises for any taking by eminent domain, except for damage to the LESSEE'S trade fixtures, personal property or equipment, if any, the

LESSEE'S right to relocation expenses, if any, and the LESSEE'S right for business interruption, if any.

         18. DEFAULT AND BANKRUPTCY. In the event that:

         (a) The LESSEE, shall default in the payment of any installment of rent or other sum herein specified continuing for five (5) days after written notice from LESSOR to LESSEE; or

         (b) The LESSEE shall default in the observance or performance of the LESSEE's covenants, agreements, or obligations hereunder (except as provided in Paragraph 18(a) above) and the LESSEE shall not cure such default within thirty
(30) days after written notice thereof or if such default cannot be cured within thirty (30) days, then if LESSEE shall not commence to cure the same within thirty (30) days and diligently pursue the curing of the same; or

         (c) LESSEE makes any assignment for the benefit of creditors, commits any act of bankruptcy or files a petition under any bankruptcy or insolvency law; or if such a petition is filed against LESSEE and is not dismissed within ninety (90) days; or if a receiver or similar officer becomes entitled to LESSEE's leasehold hereunder and it is not returned to LESSEE within ninety (90) days, or if such leasehold is taken on execution or other process of law in any action against LESSEE;

         then in any such case the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the Leased Premises, to declare the term of this Lease ended, and remove the LESSEE'S effects at LESSEE's sole cost and expense, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnify the LESSOR against all loss and reasonable payment of rent and other payments which the

LESSOR may incur by reason of such termination during the residue of the term. In the event of default LESSOR shall use its reasonable efforts to re-let the Leased Premises so as to mitigate any damages to the LESSEE hereunder. If LESSOR re-lets the Leased Premises, LESSEE may offset its payable rent by the amount of rent received by LESSOR.

         If the LESSEE shall default, after written notice thereof as provided herein, in the observance or performance of any conditions or covenants on its part to be observed or performed under or by virtue of any of the provisions of this Lease and after the expiration of any period within which the LESSEE is entitled to cure such default as is provided above in this Paragraph 18, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including, but not limited to, reasonable attorney's fees (except for unsuccessful suits against the LESSEE) in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the rate of twelve (12) per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent.

         Nothing contained in this Lease shall limit or prejudice '*the right of LESSOR to claim and obtain in proceedings for bankruptcy, insolvency or like proceedings by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which the damages are to be claimed or proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

         18A. DEFAULT OF LANDLORD AND MORTGAGEE RIGHTS. LESSOR shall in no event be in default in the performance of any of LESSOR's obligations hereunder unless and until LESSOR shall have failed to perform such obligations within thirty
(30) days, or such additional time as is reasonably required to correct any such default, after receipt of written notice by LESSEE to LESSOR properly specifying wherein LESSOR has failed to perform any such obligation. LESSEE agrees to give any mortgagee, by registered mail, a copy of any notice of default served upon the LESSOR, provided that prior to such notice the LESSEE has been notified in writing of the identity and address (by way of Notice of Assignment of Rents and Leases or otherwise) of the address of such mortgagee. The LESSEE further agrees that if the LESSOR shall have failed to cure such default within the time provided for in this Lease, then the mortgagee shall have an additional sixty
(60) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within sixty
(60) days the mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

         18B. BANKRUPTCY OR INSOLVENCY.

         (a) LESSEE'S INTEREST NOT TRANSFERABLE. Neither LESSEE's interest in this Lease nor any estate hereby created in LESSEE nor any interest herein or therein shall pass to any trustee, except as may specifically be provided pursuant to the Bankruptcy Code (11 USC Sec.

101 et seq.) or to any receiver or assignee for the benefit of creditors or otherwise by operation of law.

         (b) TERMINATION OF LEASE. Notwithstanding anything to the contrary contained in this Lease, and to the extent enforceable under the Bankruptcy Code, in the event the interest or estate created in LESSEE hereby shall be taken in execution or by other process of law or if LESSEE or LESSEE's executors, administrators or assigns, if any, shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state law or an order for the relief of such entity shall be entered pursuant to the Bankruptcy Code, or if a receiver or trustee of the property of LESSEE shall be appointed by reason of the insolvency or inability of LESSEE to pay its debts or if any assignment shall be made of the property of LESSEE or LESSEE's guarantor, if any, for the benefit of creditors, then and in any such events this Lease and all rights of LESSEE hereunder shall automatically cease and terminate with the same force and effect as though the date of such event were the date originally established herein and fixed for the expiration of the term and LESSEE shall vacate and surrender the Leased Premises but shall remain liable as herein provided.

         (c) LESSEE'S OBLIGATION TO AVOID CREDITORS' PROCEEDINGS. LESSEE shall not cause or give cause for the appointment of a trustee or receiver of the assets of LESSEE and shall not make any assignment for the benefit of creditors or become or be adjudicated insolvent. The allowance of any petition under any insolvency law, except under the Bankruptcy Code or the appointment of a trustee or receiver of Lessee or Lessee's guarantor, if any, or of the assets of either of them, shall be conclusive evidence that LESSEE caused or gave cause therefor, unless such allowance of the petition or the appointment of a trustee or receiver is vacated within ninety (90) days after such allowance or appointment. Any act described in this paragraph shall be deemed a material breach of LESSEE's obligations hereunder and this Lease shall thereupon automatically terminate. LESSEE does, in addition, reserve any and all other remedies provided in this Lease or in law.

         (d) RIGHTS AND OBLIGATIONS UNDER THE BANKRUPTCY CODE. Upon the filing of a petition by or against LESSEE under the Bankruptcy Code, LESSEE, as debtor and as debtor-in-possession, and any trustee who may be appointed agree as follows: (i) to perform each, and every obligation of LESSEE under this Lease including, but not limited to, the manner of operation of this Lease, until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; (ii) to pay monthly in advance, on the first day of each month, as reasonable compensation for use and occupancy of the Leased Premises, an amount equal to all fixed Annual Base Rent, Additional Rent and other charges otherwise due pursuant to this Lease; (iii) to reject or assume this Lease within sixty (60) days of the appointment of such trustee under Chapter 7 of the Bankruptcy Code or within one hundred twenty (120) days (or such shorter term as LESSOR, in its sole discretion, may deem reasonable, so long as notice of such period is given) of the filing of a petition under any other chapter; (iv) to give LESSOR at least forty five (45) days' prior written notice of any proceeding relating to any assumption of this Lease; (v) to give at least thirty
(30) days' prior written notice of any abandonment of the Leased Premises, with any such abandonment to be deemed a rejection of this Lease and an abandonment of any property not previously removed from the Leased Premises; (vi) to do all other things of benefit to LESSOR otherwise required under the Bankruptcy Code; (vii) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (viii) to have consent to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

         No default of this Lease by LESSEE, either prior to or, subsequent to the filing of such a petition, shall be deemed to have been waived unless expressly done so in writing by LESSOR.

         Included within and in addition to any other conditions or obligations imposed upon LESSEE or its successor in the event of -'*assumption and/or assignment are the following: (i) the cure of any monetary defaults and the reimbursement of pecuniary loss immediately upon entry of a court order providing for assumption and/or assignment; (ii) the deposit of an additional sum equal to three (3) months' Rent to be held as a security deposit; (iii) the use of the Leased Premises as set forth in the reference date section of this Lease and the quality, quantity and/or lines of merchandise of any goods or services required to be offered for sale are unchanged; (iv) the payment of any sums which may then be due or which may thereafter become due under the provisions of this Lease; (v) the debtor, debtor-in-possession, trustee or assignee of such entity demonstrates in writing that it has sufficient background, including, but not limited to, substantial commercial experience in buildings of comparable size and financial ability to operate a commercial establishment out of the Leased Premises in the manner contemplated in this Lease, and meets all other reasonable criteria of LESSOR as did LESSEE upon execution of this Lease; (vi) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security; and
(vii) the Leased Premises at all times remains a single store (if retail) and no physical changes of any kind may be made to the Leased Premises unless in compliance with the applicable provisions of this Lease.

         Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to LESSOR an instrument confirming such assumption in accordance with the terms of Paragraph 21 hereof.

         19. RULES AND REGULATIONS. The LESSOR shall have the right to institute and to change from time to time, rules and regulations for the use of the Building by commercial office lessees, and by commercial retail lessees, which shall be reasonable in all instances and shall be uniformly applicable to all commercial lessees in the Building and the LESSEE agrees to abide thereby.

         19A. PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

         20. BROKER. The LESSOR and LESSEE each represent and warrant to the other that each has had no dealings with any Brokers concerning this Lease, except LYNCH, MURPHY, WALSH & PARTNERS and FALLON, HINES, CONNOR and each party agrees to indemnify and hold the other harmless for any damages occasioned to the other by reason of a breach of this representation and warranty.

         LESSOR shall be responsible for a leasing commission to each of such brokers listed above, and for a commission, if any, due such listed brokers, if LESSEE extends the term of this Lease as provided herein.

         21. ESTOPPEL CERTIFICATE. LESSOR and LESSEE each agree at any time from time to time, upon not less than ten (10) days prior notice to execute, acknowledge and deliver to the other, a statement in writing, certifying to the extent possible that this Lease is unmodified and in full force and effect or if there have been modifications. that the same is in full force and effect as modified and stating such modifications and otherwise certifying if there exists any default under the terms of this Lease and such other information as may be reasonably requested concerning this Lease by the other party or any other third party with a bona fide interest. Should either party fail to deliver to the other party any such statement within ten (10) days of receipt of a written notice requesting any such statement, the party failing to deliver any such statement shall pay to the requesting party, the sum of $500.00 per day (as liquidated damages and not as a penalty) for each day after such tenth (10th) day during which such failure continues.

         22. NOTICE. Any notice from the LESSOR to the LESSEE relating to the Leased Premises or to the occupancy thereof shall be deemed duly served, if in writing and mailed by registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSEE,

                                    LeukoSite, Inc.
                                    215 First Street
                                    Cambridge, MA 02142

         with a copy to:

                                   Bingham, Dana & Gould
                                   150 Federal Street
                                   Boston, MA 02210
                                   Attn:    Douglas M. Henry

         Any notice from the LESSEE to the LESSOR relating to the Leased Premises or to the occupancy thereof, shall be deemed duly served, if in writing and mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSOR at such address as the LESSOR may from time to time advise in writing, the following now being designated:

                                   Athenaeum Realty Nominee Trust
                                   The Athenaeum Group
                                   215 First Street
                                   Cambridge, Massachusetts 02142

         23. SURRENDER. Subject to the provisions of the Landlord's Waiver and Consent, which LESSOR agrees to execute for the benefit of LESSEE's equipment lessor, substantially in the form attached hereto as Exhibit - I the LESSEE shall at the expiration or other termination of this Lease yield up and peaceably surrender all portions of the Leased Premises to LESSOR and shall remove all LESSEE'S goods and effects therefrom (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the Leased Premises). LESSEE shall deliver to the LESSOR the Leased Premises and all keys, locks thereto, and all fixtures, alterations and additions made to or upon the Leased Premises, except FOR moveable partitions and furnishings installed at the LESSEE'S expense, in the same condition as they were at the commencement of the term, or as they were put in during the term hereof, reasonable wear and tear and damage by fire, other casualty or eminent domain and matters for which the LESSOR is responsible hereunder only excepted. All moveable partitions and furnishings, and so long as LESSEE has expended $1.7 million dollars in Tenant Improvements, those items specified on Exhibit - attached to this Lease, installed in the Leased Premises at the LESSEE's expense prior to or during the term of the Lease may be removed by the LESSEE at the expiration or other termination of the Lease. The LESSEE shall, at its expense, promptly repair any and all damage to the Leased Premises resulting from such removal. In the event of the LESSEE'S failure to remove any of the LESSEE'S property from the Leased Premises, LESSOR is hereby authorized, upon fifteen (15) days written notice to the LESSEE without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE's sole cost and expense. It is expressly acknowledged and understood by the parties that the Tenant Improvements and built in equipment, such as fume hoods, installed at the commencement of this Lease to the first and second floor of the Leased Premises and the Supplemental Space Tenant Improvement Work, (as distinguished from moveable partitions, personal property, or the capital equipment listed on Exhibit), shall become the property of the LESSOR at the expiration or sooner termination of this Lease. Moreover, it is expressly agreed, in the event of an uncured default, that the items on Exhibit -, may not be removed by LESSEE, but shall become the property of the, LESSOR.

         24. OPTION TO EXTEND. If the LESSEE is not then in default, LESSOR does hereby grant to LESSEE the option to extend this Lease for two (2) additional five (5) year term, commencing on the expiration of the initial term and the expiration of the first extended term, as the case may be, upon the same terms and conditions as herein contained except the annual base rent set forth in paragraph 4 hereof shall be at the rate set forth below.

         The annual rent for the first extended term shall be the sum of the following:

                  (i) $317,484.00 per year (calculated as 24,268 square feet of space on the first and second floors at $13.00 per square foot plus 200 square feet of space in the basement at $10.00 per square foot); plus

                  (ii) the annual fair value of the parking spaces made available to LESSEE, all to be reasonably determine by LESSOR ("Outdoor Parking"); it being expressly understood and agreed by the parties that the first five (5) spaces taken by LESSEE shall be at no cost or charge to LESSEE.

         The annual rent for the second extended term (the "Second Extended Term") shall be adjusted at the commencement of the Second Extended Term and shall be ninety (90k) percent of the then fair market rental (the "Market Rent") of the Leased Premises plus the annual fair value of LESSEE's Outdoor Parking spaces as reasonably determined by LESSOR; it being expressly understood and agreed by the parties that the first five (5) spaces taken by LESSEE shall be at no cost or charge to LESSEE. Market Rent shall be determined as set forth on Exhibit E to this Lease.

         Notwithstanding the foregoing, in no event shall the annual base rent for the second extended term be less than the annual base rent for the last year of the first extended term.

         The option shall be exercised by written notice from LESSEE and received by LESSOR at least four (4) months prior to the expiration of the initial term or the first extended term, as the case may be.

         25. OPTION TO EXPAND. Provided LESSEE is not then in default of the terms of this Lease, LESSEE shall have the option to lease additional space on the third floor in the Building, (15,383 square feet now occupied by Inscribe or 24,150 currently unoccupied - hereinafter Option Space) on the terms and conditions as set forth in this Lease except that the Base Rent shall be the fair Market Rent for the Option Space. In the event LESSEE properly exercises its option to lease the Option Space, the Option Space shall automatically be included in and become a part of the Leased Premises from and after the date on which the Option Space is included within the Leased Premises; all of the terms, provisions, conditions and covenants contained in this lease shall apply thereto, except with respect to Base Rent for the Option Space and further, all of the terms defined in this Lease shall then be automatically adjusted accordingly (including appropriate CAO calculations), so that, for example, the term "Leased Premises" whenever used herein shall then and thereafter apply to such Option space.

         LESSEE acknowledges that some portion of the Option Space is currently under written lease agreement and that the existing tenant has some rights with respect to such Option Space (which rights are summarized on Exhibit F attached hereto) and that LESSEE's rights hereunder are subject to the rights of tenants currently occupying a portion of the Option Space.

         If the current tenant does not exercise its rights with respect to a portion of the Option Space, LESSOR agrees that prior to accepting any proposal for lease of the now occupied portion of the Option Space or the remainder of the Option Space, LESSOR shall give LESSEE written notice to LESSEE of the proposed terms for rental of the then available Option Space. LESSEE shall have fourteen (14) business days following receipt of LESSOR's notice, to elect by written notice received by LESSOR within said fourteen (14) business days of the receipt of such notice to add such space to the Leased Premises. In the event LESSEE fails to properly exercise its option to lease the Option Space, such option shall thereafter terminate and LESSOR shall thereafter be free to lease the Option Space to other parties.

         26. HAZARDOUS WASTE INDEMNITY. LESSEE hereby agrees to indemnify and hold LESSOR harmless from and against any and all demands, claims, actions, losses, damages and liabilities (the "Claims"), which may be imposed on, asserted against or incurred by LESSOR arising from or out of LESSEE's use and occupancy of the demised premises, including, without limitation, any and all liabilities pertaining to any present or future use (within the term of this Lease) in violation of any Federal, state, local or other laws, relating to pollution or protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         If any action or proceeding is brought against LESSOR by reason of any claim, LESSEE, upon notice from LESSOR, shall defend such action or proceeding by counsel reasonably satisfactory to LESSOR, and LESSEE shall pay all reasonable expenses incurred in connection with defending against such action or proceeding.

         27. MISCELLANEOUS.

         (a) The LESSOR reserves the right to assign or transfer any and all of its right, title and interest under the Lease, including but not limited to the benefit of all covenants of the LESSEE hereunder. Notwithstanding anything contained in this Lease to the contrary. it is specifically understood and agreed that the obligations imposed upon the LESSOR hereunder shall be binding upon the LESSOR and LESSOR s successors in interest only with respect to breaches occurring during LESSOR's and LESSOR's successors' ownership of LESSOR's interest hereunder and LESSOR and its said successors in interest shall not be liable for acts and occurrences arising from and after the transfer of their interest as LESSOR hereunder.

         (b) Notwithstanding any other provision of this Lease to the contrary, LESSOR shall have the right to sublet the Supplemental Space for a short term rental to expire prior to the commencement of the fourth year of the initial term. To the extent as part of such short term rental, LESSOR receives rental income from the short term lessee, said rental income shall reduce LESSEE's required CAO reimbursements for the

Supplemental Space which would have otherwise been due as of the commencement of the third year of the initial term. During any time when LESSOR is unable to lease the Supplemental Space on a short term basis, LESSEE shall have the right to use the Supplemental Space for storage; provided that LESSEE pay any utility or operating costs associated with the use of the Supplemental Space for storage.

         (c) This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

         (d) This Lease contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior oral and written negotiations and dealings between them with respect to such subject matter. The agreement of the parties contained in this Lease shall not be modified or amended unless such modification or amendment is in writing and signed by the parties.

         (e) The LESSEE acknowledges that LESSEE has not been influenced to enter into this Lease nor has it relied upon any warranties or representations not set forth or incorporated in this Lease or previously made in writing.

         The undersigned Trustees of Athenaeum Realty Nominee Trust do hereby certify that they each were authorized by all of the beneficiaries of said Trust to execute and acknowledge the within Lease on behalf of the Trust.

         IN WITNESS WHEREOF, the LESSOR and LESSEE have hereunto set their hands and common seals this Eight day of June, 1994.

ATHENAEUM REALTY NOMINEE TRUST

/s/ Robert A. Jones                              /s/
-----------------------------------              -------------------------------
ROBERT A. JONES, Trustee                         WITNESS

/s/ K. George Najarian                           /s/
-----------------------------------              -------------------------------
K.GEORGE NAJARIAN, Trustee                       WITNESS

LEUKOSITE, INC.

BY: /s/ Chris Mirabelli
    ------------------------------               -------------------------------
    PRESIDENT, duly authorized                   WITNESS

BY:    /s/ Bob Gallahue
    ------------------------------               -------------------------------
    TREASURER, duly authorized                   WITNESS
    CONTROLLER